Exhibit 10.3

AMENDMENT TO THE

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

2000 STOCK INCENTIVE PLAN

Pursuant to Section 12 of the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”), the second sentence of Section 7(d) of the Plan is hereby amended in its entirety to read as follows:

“Except as otherwise determined by the Board, if a director’s service on the Board terminates for any reason other than death or Disability, then: (1) any portion of an Option granted pursuant to this Section 7 that is not exercisable on the date of termination shall immediately terminate, and (2) any portion of an Option granted pursuant to this Section 7 that is exercisable on the date of termination shall remain exercisable during the ninety (90) day period following the date of termination or, if sooner, until the expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate.”

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing amendment to the Plan was duly adopted by the Board of Directors of the Company on May 24, 2005.

Dated: May 24, 2005

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

By: /s/ Alan Goldstein
Secretary